EXHIBIT 10.4

STOCK PLEDGE AND SECURITY AGREEMENT

On this 7th day of October, 2013, each of MARSHALL T. REYNOLDS, a West Virginia resident (hereinafter referred to as "Debtor") whose mailing address is P.O. Box 4040, Huntington, West Virginia 25729, DOUGLAS V. REYNOLDS, a West Virginia resident (hereinafter referred to as an “Hypothecator” and collectively as “Hypothecators”) whose mailing address is 703 ½ Fifth Avenue, Huntington, West Virginia 25701 and JACK M. REYNOLDS, a West Virginia resident (hereinafter referred to as an “Hypothecator” and collectively as “Hypothecators”) whose mailing address is P.O. Box 4040, Huntington, West Virginia 25729,  for value received, in accordance with the Uniform Commercial Code as adopted in Ohio hereby gives and grants to BIG 4 INVESTMENTS, LLC, a Louisiana limited liability company, (hereinafter referred to as "Secured Party"), with a mailing address of 63399 Highway 51, Roseland, Louisiana 70456, a security interest in, and does further hereby pledge and, in the case of Hypothecators, hypothecate and pledge unto Secured Party, the property described below as Pledged Property (hereinafter referred to as "Pledged Property").

1. Pledged Property.  The Pledged Property which is hereby pledged and in which a security interest is hereby granted is hereafter described and includes all additions, increases, accessions, proceeds, replacements and substitutions thereto or therefor, all income, interest, dividends (whether cash or stock), any other distributions thereon and proceeds thereof, and any other property to which the Debtor or Hypothecators may become entitled by reason of the ownership of the Pledged Property, all of which shall be forthwith delivered to the Secured Party and all other property or securities of Debtor and Hypothecators at any time coming into possession of Secured Party, as additional security for the discharge of the obligations hereby secured: as described in Exhibit A attached hereto and incorporated herein by reference.  Hypothecators are the registered owner of only the securities so noted on Exhibit A, and all of each Hypothecator’s warranties, covenants and undertakings set forth herein are limited to the securities owned by each.

2. Obligations Secured.  The security interest and pledge is given to secure:

(a)           The obligations of the Debtor under a Guaranty Agreement dated October 7, 2013 (the “Guaranty”) with respect to that First Amended and Restated Credit Agreement dated as of October 19, 2012 among Champion Industries, Inc., as Borrower, Various Lenders from time to time party thereto and Fifth Third Bank as Administrative Agent, L/C Issuer and Lender, as amended (most recently by amendment dated October 7, 2013 between Champion Industries, Inc. as Borrower, Debtor, and Secured Party together with all collateral documents therein provided for (the “Loan Agreement”) including, without limitation, the Term Note A of even date in principal amount of $10,000,000 from Champion Industries, Inc., as Borrower to Big 4 Investments, LLC, as Lender, and all reasonable costs, expenses, advances and liabilities which may be made or incurred by Secured Party in the enforcement of the Guaranty and in the protection, maintenance and liquidation of the security interest and pledge hereby granted, including reasonable attorneys' fees and with interest on such costs and expenses at the same rate as provided in the Loan Agreement.

3. Representations, Warranties and Covenants of Debtor and Hypothecators.  As to Debtor, all covenants, representations, warranties, requirements and agreements set out or described in the Guaranty are hereby incorporated by reference.  Additionally, Debtor and Hypothecators each covenant, represent, warrant and agree as to the Pledged Property owned by them that:

(a)           The Pledged Property shall be held by Secured Party at Secured Party's primary office.  Secured Party as pledgee shall have no duty, liability or responsibility whatsoever as to the Pledged Property beyond the safe custody thereof.

(b)           There are no restrictions upon the transfer of any of the Pledged Property, other than as referenced on the face of the certificate or as imposed by applicable provisions of federal and state securities laws and regulations, state laws and regulations governing the formation and operation of legal corporations;

(c)           The Pledged Property is issued and registered in the name of Debtor or each Hypothecator as the legal and beneficial owner thereof, Debtor or each Hypothecator is the beneficial owner of the Pledged Property represented by the Certificate number(s) identified in Exhibit A, and the Pledged Property is duly authorized, validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

(d)           The Pledged Property is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind and Debtor and Hypothecator will not incur, create, assume or permit to exist any other pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Pledged Property or assign, pledge or otherwise encumber any right to receive income from the Pledged Property.

(e)           The pledge of, and grant of the security interest in, the Pledged Property is effective to vest in the Secured Party a valid and perfected pledge and security interest, superior to the rights of any person in and to the Pledged Property as set forth herein.  Simultaneously with the execution of this Agreement, Debtor and Hypothecators are delivering to the Secured Party the certificates of Pledged Property identified above registered in  the name of Debtor and Hypothecators, accompanied by proper instruments of assignment (stock power) executed by the Debtor and Hypothecators so that the same shall be transferrable on the books of the issuers thereof upon presentation by the Secured Party, and from time to time hereafter the Debtor and Hypothecators shall at Debtor's expense cause all certificates, documents and other instruments, evidencing, representing or otherwise comprising the Pledged Property to be similarly delivered accompanied by proper instruments of assignment, and registered immediately upon any of the same becoming part of the Pledged Property.

(f)           Debtor and Hypothecators will join with Secured Party in executing one or more financing statements, security agreements, or other instruments pursuant to the Uniform Commercial Code, as enacted in Ohio unless the law of some jurisdiction other than in the United States of America is applicable, in which event the required documentation will be in accordance with the law of such jurisdiction in form reasonably satisfactory to Secured Party and will pay the cost of filing the same in all public offices wherever filing is deemed reasonably necessary or desired by Secured Party, or whenever reasonably requested by Secured Party.

(g)           At its option, Secured Party may discharge taxes, liens, or security interest or other encumbrances at any time levied or placed on the Pledged Property.  Debtor agrees to reimburse Secured Party on demand for any payment reasonably made, or any expense reasonably incurred by Secured Party pursuant to the foregoing authorization, and if not paid upon demand, interest at the rate prescribed in the Note shall be charged on such costs.

4. Default.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)           The default by a Debtor under the Guaranty secured hereby;

(b)           The default in the due observance of any covenant or agreement to be kept and performed by the Debtor or Hypothecators under this Stock Pledge and Security Agreement;

(c)           The death of Debtor;

(d)           A general assignment by Debtor or either Hypothecator for the benefit of creditors; or

(e)           The filing by or against a Debtor or either Hypothecator of a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for the property or assets of Debtor or, either Hypothecator or any part thereof, or any other proceeding under any federal or state insolvency law and such proceeding is not stayed or dismissed within 30 days after the commencement.

5. Remedies Upon Default.  Upon any Event of Default hereunder:

(a)           Thereupon, or at any time thereafter, Secured Party, at its option, may declare the Guaranty to be immediately due and payable after demand and notice to Debtor and Hypothecators, and shall have the remedies of a secured party under the laws of Ohio, including, without limitation thereto, the right to forthwith exercise all rights of ownership of the Pledged Property, including, without limitation, the right to receive all dividends, interest and other amounts declared on, and sell or otherwise dispose of the Pledged Property according to law or at its option to retain the Pledged Property in partial satisfaction of the Guaranty.  The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Property for their own account in compliance with any applicable exemption available under the Securities Act of 1933.  The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given.  Debtor and Hypothecators recognize that Secured Party may be unable to effect public sale of all or a portion of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such

Pledged Property for their own account for investment and not with a view to resale thereof.  The Debtor and Hypothecators agree that private sales may be at prices and on other terms less favorable to the seller than if such Pledged Property were sold at public sale and that Secured Party has no obligation to delay sale of any such Pledged Property for the period of time necessary to permit registration of such Pledged Property for public sale under the Securities Act of 1933.  The Debtor and Hypothecators agree that private sales made under the foregoing circumstances, or that any other disposition by Secured Party of the Pledged Property, shall be deemed to have been made in a commercially reasonable manner under the Uniform Commercial Code as adopted in the State of Ohio.

(b)           All reasonable costs and expenses of Secured Party in holding, preparing for sale and selling or otherwise realizing upon any Pledged Property in an Event of Default by Debtor, including court costs and reasonable attorneys' fees and legal expenses, allowed by law, shall constitute additional indebtedness of the Debtor which Debtor promises to pay on demand and which shall be entitled to the benefit of and be secured by said security interest and as to which interest shall accrue at the same rate as provided in the Loan Agreement, provided however that in no event will the total of interest and other charges due hereunder exceed the maximum rate, if any, established by applicable law.

(c)           The Secured Party shall have the right to apply the proceeds of any disposition of the Pledged Property to the payment of the Guaranty in such order of application as the Secured Party may, in its sole discretion, elect.  Any deficiency will be paid to the Secured Party by Debtor forthwith upon demand, and any surplus will be paid to the Debtor or Hypothecators or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct if the Debtor is not indebted to the Secured Party under any other obligation.

(d)           The rights, options and remedies of the Secured Party shall be cumulative and no failure or delay by the Secured Party in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder.

(e)           To the extent that any of the Debtor's obligations to the Secured Party are now or hereafter secured by property other than the Pledged Property or by the guaranty, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right to proceed against such other property, guaranty, or endorsement upon any Event of Default, and the Secured Party shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Secured Party's rights hereunder.

(f)           The Debtor and Hypothecators agree, to the extent they may lawfully do so, that they will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law or any law permitting them to direct the order in which the Pledged Property shall be applied or sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and the Debtor and Hypothecators hereby waive all benefits or advantage of all such laws, and covenant that Debtor and Hypothecators will not hinder, delay or impede the execution of any power granted to the Secured Party in this Agreement but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section shall be construed as a waiver of any rights of the Debtor or Hypothecators under any applicable federal bankruptcy law.

(g)           The Debtor and Hypothecators, to the extent each may lawfully do so, on behalf of Debtor and Hypothecators and all who may claim through or under Debtor or Hypothecators, including, without limitation any and all subsequent creditors, vendees, assignees and lienholders, waive and release all rights to demand or to have any marshaling of the Pledged Property upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement, and consents and agrees that all the Pledged Property may at any such sale be offered and sold as an entirety.

6. Voting Rights and Transfer.  Prior to the occurrence of any Event of Default, Debtor and Hypothecators will have the right to exercise all voting rights with respect to the Pledged Property.  At any time after the occurrence of any such Event of Default, the Secured Party may transfer any or all of the Pledged Property into its name or that of its nominee and may exercise all voting rights with respect to the Pledged Property.

7. Dividends.

(a)           Debtor and Hypothecators will have the right to receive all cash dividends declared and paid on the Pledged Property prior to the occurrence of any Event of Default under paragraph 4, above.

(b)           In the event any additional shares are issued to Debtor or Hypothecators as a stock dividend on any of the Pledged Property, as a result of any split of any of the Pledged Property, or by reclassification, merger, consolidation or otherwise, such additional shares will be immediately delivered to Secured Party and will be subject to this agreement and a part of the Pledged Property to the same extent as the original Pledged Property.

8. Return of Pledged Property.  Secured Party agrees that, upon satisfaction in full of the Guaranty, it shall cause the Pledged Property to immediately be delivered to Debtor and Hypothecators free and clear of this Agreement and any and all liens created hereby.

9. Reimbursement of the Secured Party.

(a)           Debtor agrees to indemnify and hold harmless the Secured Party (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatever nature, and to reimburse the Secured Party for all costs and expenses, including legal fees and disbursements, growing out of or resulting from the Pledged Property, this Security and Pledge Agreement or the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder.  In no event shall the Secured Party be liable to Debtor or Hypothecators for any matter or thing in connection with this Security and Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof.

(b)           If Debtor or Hypothecators fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of Debtor or Hypothecators hereunder shall be breached, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the indebtedness secured hereby, the cost or expense incurred by the Secured Party in so doing, and any and all amounts expended by the Secured Party in taking any such action shall be repayable to it by Debtor upon its demand to Debtor therefor and shall bear interest at the rate of the Loan Agreement from the date advanced to the day of repayment, provided however that in no event will the total of interest and other charges due hereunder exceed the maximum rate, if any, established by applicable law.

(c)           All indemnities contained in this paragraph shall survive the termination of this Security and Pledge Agreement.

10. Representations and Warranties to Survive.  All representations, warranties, covenants and agreements made by Debtor and Hypothecators herein or in any document delivered pursuant to the terms of this Security and Pledge Agreement shall survive the execution and delivery of this Security and Pledge Agreement.

11. Notices.  Any notice to Debtor or Hypothecators shall be sufficiently given when mailed to Debtor's or Hypothecator’s address last known to Secured Party.

12. Waiver.  No waiver by Secured Party of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.

13. Successors or Assigns.  All rights of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party; and the obligations of Debtor and Hypothecators shall bind the personal representatives, heirs, successors and assigns of Debtor and Hypothecators.  This Agreement shall take effect when signed by Debtor and Hypothecators.

14. Governing Law.  This Agreement shall be governed and construed in accordance with the laws of Louisiana.

15. Jurisdiction.  Debtor and Hypothecators hereby submit to the non-exclusive jurisdiction of the United States District Court for the Eastern District of Louisiana and of any Louisiana state court sitting in Tangipahoa Parish, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Debtor and Hypothecators irrevocably waive, to the fullest extent permitted by law, any objection which each may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum  DEBTOR AND HYPOTHECATORS AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SECURED PARTY HEREBY IRREVOCABLY

WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

WITNESS the following signatures and seals as of the day and year first above written.

Debtor:

                        /s/ Marshall T. Reynolds
                         MARSHALL T. REYNOLDS

Hypothecator:

                        /s/ Douglas V. Reynolds
                         DOUGLAS V. REYNOLDS

Hypothecator:

                        /S/ Jack M. Reynolds
                         JACK M. REYNOLDS

Secured Party:

BIG 4 INVESTMENTS, LLC,
a Louisiana limited liability company

By: /s/ Edgar Ray Smith, III
Edgar Ray Smith, III
Manager

STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO-WIT:
The foregoing instrument was acknowledged before me this 7th day of October, 2013, by Marshall T. Reynolds.
My commission expires: April 6, 2020                                                                                                                    .

                             Cynthia G. DePriest

Notary Public

STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO-WIT:
The foregoing instrument was acknowledged before me this 7th day of October, 2013, by Douglas V. Reynolds.
My commission expires: April 6, 2020                                                                                                                     .

                              Cynthia G. DePriest

Notary Public

STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO-WIT:
The foregoing instrument was acknowledged before me this 7th day of October, 2013, by Jack M. Reynolds.
My commission expires: April 6, 2020                                                                                                                    .

                              Cynthia G. DePriest
Notary Public

STATE OF LOUISIANA,
PARISH OF ____________________, TO-WIT:
The foregoing instrument was acknowledged before me this __ day of October, 2013, by Edgar Ray Smith, III, Manager of Big 4 Investments, LLC, a Louisiana limited liability company, on behalf of said limited liability company.
My commission expires: ______________________                                                                                                                    .

                _______________________________________
Notary Public